                                                                    Exhibit 99.3

                               SERVICING AGREEMENT

                                      AMONG

                            NAVISTAR LEASING COMPANY,

                          HARCO LEASING COMPANY, INC.,

                NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

                              THE BANK OF NEW YORK
                              AS COLLATERAL AGENT,

                         BANK ONE NATIONAL ASSOCIATION,
                              AS PORTFOLIO TRUSTEE

                      NAVISTAR FINANCIAL 200   OWNER TRUST,
                                            --
                                    AS ISSUER

                                       AND

                         NAVISTAR FINANCIAL CORPORATION,
                                   AS SERVICER

                        DATED AS OF                , 200
                                    ---------------     -

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I
         DEFINITIONS; SERVICING SUPPLEMENT........................................................................2
         SECTION 1.01      Certain Defined Terms..................................................................2
                           ---------------------
         SECTION 1.02      Supplement to Titling Trust Servicing Agreement........................................2
                           -----------------------------------------------

ARTICLE II
         ADMINISTRATION AND SERVICING OF RECEIVABLES..............................................................3
         SECTION 2.01      Duties of the Servicer.................................................................3
                           ----------------------
         SECTION 2.02      Establishment of Accounts..............................................................4
                           -------------------------
         SECTION 2.03      Collection of Receivables Payments.....................................................8
                           ----------------------------------
         SECTION 2.04      Realization Upon Liquidating Receivables...............................................8
                           ----------------------------------------
         SECTION 2.05      Maintenance of Insurance Policies......................................................9
                           ---------------------------------
         SECTION 2.06      Maintenance of Security Interests in Vehicles..........................................9
                           ---------------------------------------------
         SECTION 2.07      Covenants of  the Servicer............................................................10
                           --------------------------
         SECTION 2.08      Purchase of Receivables Upon Breach of Covenant.......................................10
                           -----------------------------------------------
         SECTION 2.09      Servicing Fee.........................................................................11
                           -------------
         SECTION 2.10      Servicer Expenses.....................................................................11
                           -----------------
         SECTION 2.11      Deposits to Collection Account........................................................11
                           ------------------------------
         SECTION 2.12      Collections...........................................................................12
                           -----------
         SECTION 2.13      Application of Collections............................................................12
                           --------------------------
         SECTION 2.14      Monthly Advances......................................................................13
                           ----------------
         SECTION 2.15      Additional Deposits...................................................................13
                           -------------------
         SECTION 2.16      Net Deposits..........................................................................13
                           ------------
         SECTION 2.17      Servicer's Certificate................................................................13
                           ----------------------

ARTICLE III
         STATEMENTS AND REPORTS..................................................................................14
         SECTION 3.01      Annual Statement as to Compliance; Notice of Servicer Default; Tax Reports............14
                           --------------------------------------------------------------------------
         SECTION 3.02      Annual Accountants' Report............................................................15
                           --------------------------
         SECTION 3.03      Access to Certain Documentation and Information Regarding
                           ---------------------------------------------------------
                           Receivables ..........................................................................16
                           -----------
         SECTION 3.04      Maintenance of Composite Schedule of Receivables......................................16
                           ------------------------------------------------
         SECTION 3.05      Amendments to Composite Schedule of Receivables.......................................16
                           -----------------------------------------------
         SECTION 3.06      Maintenance of Systems and Receivables List...........................................16
                           -------------------------------------------

ARTICLE IV
         THE CUSTODIAN...........................................................................................17
         SECTION 4.01      Custody of Receivable Files...........................................................17
                           ---------------------------

         SECTION 4.02      Duties of Servicer as Custodian.......................................................18
                           -------------------------------
         SECTION 4.03      Custodian's Indemnification...........................................................19
                           ---------------------------
         SECTION 4.04      Effective Period and Termination......................................................19
                           --------------------------------

ARTICLE V
         REPRESENTATIONS AND WARRANTIESOF THE SERVICER...........................................................19
         SECTION 5.01      Representations and Warranties of the Servicer........................................19
                           ----------------------------------------------

ARTICLE VI
         THE SERVICER............................................................................................21
         SECTION 6.01      Merger or Consolidation of, or Assumption of the Obligations
                           ------------------------------------------------------------
                           of, the Servicer .....................................................................21
                           ----------------
         SECTION 6.02      Limitation on Liability of Servicer and Others........................................21
                           ----------------------------------------------
         SECTION 6.03      Delegation of Duties..................................................................22
                           --------------------
         SECTION 6.04      Servicer Not to Resign................................................................22
                           ----------------------
         SECTION 6.05      Servicer Indemnification of the Indenture Trustee and the Owner Trustee...............22
                           -----------------------------------------------------------------------

ARTICLE VII
         DEFAULT.................................................................................................23
         SECTION 7.01      Servicer Defaults.....................................................................23
                           -----------------
         SECTION 7.02      Consequences of a Servicer Default....................................................24
                           ----------------------------------
         SECTION 7.03      Indenture Trustee to Act; Appointment of Successor....................................25
                           --------------------------------------------------
         SECTION 7.04      Notification to Securityholders.......................................................25
                           -------------------------------
         SECTION 7.05      Repayment of Advances.................................................................26
                           ---------------------
         SECTION 7.06      Waiver of Past Defaults...............................................................26
                           -----------------------

ARTICLE VIII
         MISCELLANEOUS...........................................................................................26
         SECTION 8.01      Amendment.............................................................................26
                           ---------
         SECTION 8.02      Termination...........................................................................26
                           -----------
         SECTION 8.03      Notices  27
                           -------
         SECTION 8.04      Governing Law.........................................................................27
                           -------------
         SECTION 8.05      Severability..........................................................................27
                           ------------
         SECTION 8.06      Assignment............................................................................27
                           ----------
         SECTION 8.07      Successors and Assigns................................................................27
                           ----------------------
         SECTION 8.08      Counterparts..........................................................................27
                           ------------
         SECTION 8.09      Headings and Cross-References.........................................................27
                           -----------------------------
         SECTION 8.10      No Petition Covenants.................................................................28
                           ---------------------

                               SERVICING AGREEMENT

          SERVICING AGREEMENT, dated as of               , 200  (as it may be
                                           --------------     -
further amended, supplemented or modified, this "Agreement"), among Navistar
                                                 ---------
Financial Retail Receivables Corporation, a Delaware corporation ("NFRRC"),
                                                                   -----
Navistar Financial 200   Owner Trust, a Delaware business trust (the "Issuer"),
                      --
under the Trust Agreement ("Owner Trustee"), Navistar Leasing Company, a
                            -------------
Delaware business trust (the "Titling Trust"), Navistar Financial Corporation, a
                              -------------
Delaware corporation (hereinafter, together with its successors and assigns, "NFC" or, in its capacity as servicer hereunder, the "Servicer"), The Bank of
 ---                                                  --------
New York, a New York banking corporation (the "Collateral Agent"), Bank One,
                                               ----------------
National Association, a national banking association, as Portfolio Trustee (the "Series 200 Portfolio Interest Trustee") and Harco Leasing Company, Inc., a
 -------------------------------------
wholly owned subsidiary of NFC and a Delaware corporation (hereinafter, together with its successors and assigns,"Harco Leasing").
                                 -------------

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, NFC has been performing servicing obligations relating to the Titling Trust Assets pursuant to the Titling Trust Servicing Agreement;

          WHEREAS, pursuant to the Titling Trust Agreement a portion of the General Trust Assets have been allocated to the Series 200 Portfolio Interest;
                                                          -

          WHEREAS, NFRRC and NFC are parties to the Purchase Agreement, pursuant to which NFRRC will purchase the Series 200 Portfolio Interest and the Retail
                                           -
Leases and other Titling Trust Assets allocated thereto and certain Retail Notes and the Related Retail Note Assets with respect thereto from NFC;

          WHEREAS, the Issuer will issue Notes pursuant to the Indenture between
the Issuer and             , a        , as indenture trustee (the "Indenture
               ------------   --------                             ---------
Trustee"), and exchange the Notes and the Certificates for the Series 200
-------                                                                  -
Portfolio Interest (and the Retail Leases allocated thereto) and certain Retail Notes and the Related Retail Note Assets with respect thereto from NFRRC pursuant to the Pooling Agreement;

          WHEREAS, the Servicer is willing to continue its servicing functions as it relates to the Titling Trust Assets comprising the Series 200 Portfolio
                                                                   -
Interest pursuant to the Titling Trust Servicing Agreement and this Agreement for and in consideration of the fees and other benefits set forth in this Agreement;

          WHEREAS, the Servicer desires to perform the servicing obligations set forth herein relating to the Retail Notes owned by the Issuer for and in consideration of the fees and other benefits set forth in this Agreement; and

          WHEREAS, the parties wish to set forth the terms and conditions upon which the Receivables (including the Retail Leases and Related Titling Trust Assets allocated to the Series 200 Portfolio Interest) are to be serviced by
                                  -
the Servicer;

          NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS; SERVICING SUPPLEMENT

     SECTION 1.01 Certain Defined Terms. Capitalized terms used in the above
                  ---------------------
recitals and in this Agreement shall have the respective meanings assigned them in Appendix A to the Pooling Agreement dated as of the date hereof between the
   ----------
Issuer and NFRRC, unless otherwise defined herein. The rules of construction set forth in Part II of Appendix A to the Pooling Agreement shall be applicable to
         ---------------------
this Agreement.

     SECTION 1.02 Supplement to Titling Trust Servicing Agreement.
                  -----------------------------------------------

          (a) Pursuant to Section 5.13 of the Titling Trust Agreement, each of
                          ------------
the Titling Trust, Harco Leasing, NFC, NFRRC and the Issuer hereby appoints NFC as the Servicer with respect to the Series 200 Portfolio Interest and the
                                              -
Series 200  Portfolio Assets, to serve in accordance with, and subject to, the
          -
terms of the Titling Trust Servicing Agreement, this Agreement and the other Basic Documents.

          (b) The Servicer shall account to the Series 200  Portfolio Trustee,
                                                          -
the Issuer and the Indenture Trustee with respect to the Series 200  Portfolio
                                                                   -
Interest separately from any other Portfolio Interests.

          (c) This Agreement shall constitute a "Portfolio Servicing Agreement
                                                 -----------------------------
Supplement" under the Titling Trust Servicing Agreement with respect to the
----------
Series 200  Portfolio Interest and the Series 200  Portfolio Assets. Except as
          -                                      -
otherwise specifically provided herein or in the other Basic Documents, the parties to the Titling Trust Servicing Agreement shall continue to be bound by all provisions of the Titling Trust Servicing Agreement with respect to the Series 200 Portfolio Interest and the Series 200 Portfolio Assets, including
          -                                      -
the provisions of Article III thereof relating to the administration and
                  -----------
servicing of the Retail Leases. To the extent that the provisions of the Titling Trust Servicing Agreement (as expressly amended, supplemented or waived by this Agreement) are not directly inconsistent with the provisions set forth herein, the provisions of the Titling Trust Servicing Agreement shall be made a part of this Agreement and shall govern the servicing of the Series 200 Portfolio
                                                               -
Interest and the Series 200  Portfolio Assets. However, in the event of any
                           -
conflict between the provisions of the Titling Trust Servicing Agreement (as expressly amended, supplemented or waived by this Agreement) and the provisions set forth or in any other Basic Document, the provisions set forth herein or in such other Basic Document shall prevail.

          (d) For purposes of determining the Servicer's obligations with respect to the servicing of the Series 200 Portfolio Interest and the Series
                                          -
200  Portfolio Assets under this Agreement, general references in the Titling
   -
Trust Servicing Agreement to: (i) a Portfolio Interest shall be deemed to refer more specifically to the Series 200 Portfolio Interest; (ii) a Portfolio
                                   -
Servicing Agreement Supplement shall be deemed to refer more specifically to this Agreement; and (iii) a Portfolio Supplement shall be deemed to refer more specifically to the Series 200 Portfolio Supplement.
                              -

          (e) The Servicer shall perform the obligations specified for it in the Series 200 Portfolio Interest.
          -

                                   ARTICLE II
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 2.01 Duties of the Servicer. The Servicer is hereby appointed and
                  ----------------------
authorized to act as agent for the Owner with respect to servicing the Receivables and in such capacity shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable [medium and heavy duty] truck, bus and trailer receivables that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. The Servicer's duties with respect to all Receivables shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, policing the collateral securing the Receivables, accounting for collections with respect thereto and performing the other duties specified herein. With respect to Receivables which are Retail Leases and the related Financed Vehicles, the Servicer's duties shall also include those matters specified in the Titling Trust Servicing Agreement. Subject to the provisions of Section 2.02, the
                                                        ------------
Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

     Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner and the Collateral Agent pursuant to this
Section 2.01, to execute and deliver any and all instruments of satisfaction or
------------
cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the related Financed Vehicles. The Servicer is hereby authorized to commence in the name of the Owner or, to the extent necessary, in its own name, a legal proceeding to enforce a Liquidating Receivable as contemplated by Section 2.04, and to commence or
                                          ------------
participate in any legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable (including a Liquidating Receivable).

If the Servicer commences or participates in any such legal proceeding in its own name, the Owner and the Collateral Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing and participating in any such proceeding as a party or claimant, and the Servicer is hereby authorized and empowered by the Owner and the Collateral Trustee, to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, each of the Owner and the Collateral Trustee shall, at the Servicer's expense and written directions, take such reasonable steps as the Servicer reasonably deems necessary to enforce the Receivable, including bringing suit in the name of such Person. The Owner and the Collateral Trustee, upon the written request of the Servicer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the other Basic Documents. Except to the extent required by the preceding three sentences, the authority and rights granted to the Servicer in this Section 2.01 shall be nonexclusive and
                                       ------------
shall not be construed to be in derogation of any equivalent authority and rights of the Owner and the Collateral Trustee.

     SECTION 2.02 Establishment of Accounts.
                  -------------------------

          (a) (i) The Servicer, for the benefit of the Securityholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar Financial 200 - Owner Trust Collection Account
                                           - -
(the "Collection Account"), bearing an additional designation clearly indicating
      ------------------
that the funds deposited therein are held for the benefit of the Securityholders.

          (ii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar Financial 200 - Owner Trust Note Distribution Account
                                   - -
(the "Note Distribution Account"), bearing an additional designation clearly
      -------------------------
indicating that the funds deposited therein are held for the benefit of the Noteholders.

          (iii) Pursuant to the Trust Agreement, the Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Issuer an Eligible Deposit Account known as the Navistar Financial 200 - Owner
                                                                      - -
Trust Certificate Distribution Account (the "Certificate Distribution Account"),
                                             --------------------------------
bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

          (iv) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar Financial 200 - Owner Trust Reserve Account (the "Reserve
                                   - -                                   -------
Account"), bearing an additional designation clearly indicating that the funds
-------
deposited therein are held for the benefit of the Noteholders.

          (v) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar Financial 200 - Owner Trust Pre-Funding Account (the
                                   - -
"Pre-Funding Account"), bearing an additional designation clearly indicating
 -------------------
that the funds deposited therein are held for the benefit of the Noteholders.

          (vi) The Servicer, for the benefit of the Securityholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Navistar 200 - Owner Trust Negative Carry Account (the
                                 - -
"Negative Carry Account") bearing an additional designation clearly indicating
 ----------------------
that the funds deposited therein are held for the benefit of the Securityholders.

          (b) (i) Each of the Designated Accounts shall be initially established with the Indenture Trustee and shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the Indenture Trustee have the Required Deposit Rating or (B) each of the Designated Accounts are maintained in the corporate trust department of the Indenture Trustee. All amounts held in such accounts (including amounts, if any, which the Servicer is required to remit daily to the Collection Account pursuant to Section 2.11) shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer, by such bank or trust company in Eligible Investments; provided, that funds in the Collection Account in an amount not in excess of 20% of the Aggregate Receivables Balance as of the preceding Accounting Date may be invested in investments which have a rating from S&P of "A-1" rather than "A-1+," if such investments otherwise constitute Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 2.02. Funds deposited in the Reserve Account, the Negative Carry Account and the Pre-Funding Account shall be invested in Eligible Investments which mature prior to the next Distribution Date; provided, that such investments may mature on a later date if
                   --------
the Rating Agency Condition is satisfied with respect thereto. Investments in Eligible Investments shall be made in the name of the Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity. Should the short-term unsecured debt obligations of the Indenture Trustee (or any other bank or trust company with which the Designated Accounts are maintained) no longer have the Required Deposit Rating, then the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, upon satisfaction of the Rating Agency Condition with respect thereto), with the Indenture Trustee's assistance as necessary, cause the Designated Accounts (A) to be moved to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (B) to be moved to the corporate trust department of the Indenture Trustee. Except with respect to Investment Earnings on amounts on deposit in the Pre-Funding Account, Investment Earnings on funds deposited in the Designated Accounts shall be deposited into the Certificate Distribution Account for distribution to the Certificateholders, except when the Indenture Trustee is acting as successor Servicer in which case such Investment Earnings shall be payable to the Indenture Trustee as successor Servicer. The Indenture Trustee or the other Person holding the Designated Accounts as provided in this Section 2.02(b)(i) shall be the "Securities Intermediary." If the Securities Intermediary shall be a Person other than the Indenture

Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 2.02.

          (ii) With respect to the Designated Account Property, the Securities Intermediary agrees, by its acceptance hereof, that:

          (A) The Designated Accounts are accounts to which Financial Assets will be credited.

          (B) All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuer, the Servicer or the Seller, payable to the order of the Issuer, the Servicer or the Seller or specially endorsed to the Issuer, the Servicer or the Seller except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

          (C) All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the appropriate Designated Account.

          (D) Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC.

          (E) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Servicer, the Seller or any other Person.

          (F) The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Designated Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York.

          (G) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Seller, the Servicer or the Indenture Trustee purporting to limit or condition the obligation of the

     Securities Intermediary to comply with entitlement orders as set forth in
     Section 2.02(b)(ii)(E).

          (H) Except for the claims and interest of the Indenture Trustee and of the Issuer in the Designated Accounts, the Securities Intermediary knows of no claim to, or interest in, the Designated Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer and the Issuer thereof.

          (I) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts and/or any Designated Account Property simultaneously to each of the Servicer and the Indenture Trustee at the addresses set forth in Appendix B to the Pooling Agreement.

          (iii) The Servicer shall have the power, revocable by the Indenture Trustee (or by the Issuer with the consent of the Indenture Trustee) to instruct the Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer or the Issuer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

          (iv) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof (except Investment Earnings). Except as otherwise provided herein or in the Indenture, the Designated Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Securityholders.

          (v) The Servicer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

          (c) Pursuant to the Trust Agreement, the Issuer shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein or in the Trust Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Issuer for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate

Distribution Account as an Eligible Deposit Account and shall cause the Issuer to transfer any cash and/or any investments in the old Certificate Distribution Account to such new Certificate Distribution Account.

          (d) The Indenture Trustee, the Issuer, the Securities Intermediary and each other Eligible Deposit Institution with whom a Designated Account or the Certificate Distribution Account is maintained waives any right of set-off, counterclaim, security interest or bankers' lien to which it might otherwise be entitled.

     SECTION 2.03 Collection of Receivables Payments. The Servicer shall make
                  ----------------------------------
reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection practices, policies and procedures as it follows with respect to comparable [medium and heavy duty] truck, bus and trailer receivables that it services for itself or others. Except as provided in Section 2.07(c),
                                                             ---------------
the Servicer is hereby authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Owner of such Receivable and to rewrite, in the ordinary course of its business, a Receivable to reflect the Full Prepayment of a Receivable with respect to any related Financed Vehicle without the prior consent of the Owner of such Receivable. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing such Receivable. Subject to Section 2.13 of this Agreement, the Servicer shall
                       ------------
allocate payments on Receivables between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable [medium and heavy duty] truck, bus and trailer receivables that it services for itself or others.

     SECTION 2.04 Realization Upon Liquidating Receivables.
                  ----------------------------------------

          (a) The Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership or otherwise take possession of each Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by or relating to each such Financed Vehicle. The Servicer is authorized to follow such practices, policies and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of [medium and heavy duty] truck, bus and trailer receivables that it services for itself or others, which practices, policies and procedures may include reasonable efforts to realize upon or obtain benefits of any lease assignments, proceeds from any Dealer Liability, proceeds from any International Purchase Obligations, proceeds from any Insurance Policies and proceeds from any Guaranties, in each case with respect to the Receivables, selling the related Financed Vehicle or Vehicles at public or private sale or sales and other actions by the Servicer in order to realize upon any Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than or equal to the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Liquidating Receivable at such time as the Receivable becomes a Liquidating Receivable in accordance with Section 8.2(b)(i) of the Indenture.
                              -----------------

          (b) The Servicer shall pay all costs, expenses and liabilities incurred by it in connection with any action taken in respect of a Financed Vehicle; provided, however, that it shall be entitled to reimbursement of such
         --------  -------
costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable Insurance Policy.

          (c) The second sentence of Section 3.5(b) of the Titling Trust
                                     --------------
Servicing Agreement shall not be applicable to the Series 200  Portfolio Assets.
                                                             -

     SECTION 2.05 Maintenance of Insurance Policies.
                  ---------------------------------

          (a) The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor under a Retail Note shall have obtained physical damage insurance covering each Financed Vehicle as of the execution of such Retail Note, unless the Servicer has in accordance with its customary procedures permitted an Obligor to self-insure the Financed Vehicle or Financed Vehicles securing such Retail Note. The Servicer shall, in accordance with its customary servicing procedures, monitor such physical damage insurance with respect to each Financed Vehicle that secures or is related to each Receivable.

          (b) With respect to Retail Leases and the related Financed Vehicles, the Servicer shall comply with the obligations specified in Section 3.8 of the
                                                            -----------
Titling Trust Servicing Agreement.

          (c) With respect to Retail Leases, the Servicer shall maintain one or more contingent and excess liability insurance policies (the "primary contingent
                                                              ------------------
policies") naming the Titling Trust as the insured with at least a $1 million
--------
limit for each accident and no annual or aggregate limit on the number of accidents covered. The primary contingent policies will respond if, at the time of an accident involving a vehicle owned by the Titling Trust that causes bodily injury and property damages to a third person, the insurance required to be provided by the Obligor in accordance with the related Retail Lease has not been provided, is not collectible or has inadequate limits to protect the Titling Trust. In addition, the Servicer shall maintain excess insurance coverage for which the Titling Trust is an additional named insured, which coverage has a deductible not greater than the amount of coverage provided by the primary contingent policies, and which provides insurance coverage of more than $10 million per occurrence.

     SECTION 2.06 Maintenance of Security Interests in Vehicles. The Servicer
                  ---------------------------------------------
shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the first priority security interest of the Seller created by a Retail Note in the related Financed Vehicle or Financed Vehicles and of the first priority security interest of the Collateral Agent in the Financed Vehicle or Financed Vehicles related to any Retail Lease.

The Owner of each Receivable hereby authorizes the Servicer to re-perfect such security interests as necessary because of the relocation of a Financed Vehicle or for any other reason.

     SECTION 2.07 Covenants of the Servicer. The Servicer hereby makes the
                  -------------------------
following covenants on which the Issuer is relying in acquiring the Receivables under the Pooling Agreement and issuing the Securities under the Further Transfer and Servicing Agreements:

          (a) except as contemplated by the other Basic Documents (including the Titling Trust Servicing Agreement), the Servicer shall not release any Financed Vehicle from the security or ownership interest securing the related Receivable;

          (b) the Servicer shall do nothing to impair the rights of NFRRC, the Issuer, the Securityholders or the Indenture Trustee in and to such Receivables;

          (c) the Servicer shall not amend or otherwise modify any Receivable such that the Starting Receivable Balance, the Annual Percentage Rate or the total number of Scheduled Payments is altered or such that the final scheduled
payment on such Receivable will be due any later than               , 200 ; and
                                                      --------------     -

          (d) the Servicer shall not at any time have or in any way attempt to assert any interest in any Receivables or Related Assets or records related to the Collateral other than solely for the purpose of collecting or enforcing the Receivables for the benefit of the Owner and the Collateral Agent and the entire legal and equitable interest of the Owner of a Receivable in such Receivable and the Related Assets shall at all times be vested in such Owner.

     SECTION 2.08 Purchase of Receivables Upon Breach of Covenant.
                  -----------------------------------------------

          (a) Upon discovery by the Servicer or a Responsible Officer of any of the Interested Parties or the Collateral Agent of a breach of any of the covenants set forth in Sections 2.06 and 2.07 with respect to any Receivable,
                       -------------     ----
the party discovering such breach shall give prompt written notice thereof to the others. As of the second Accounting Date (or, at the Servicer's election, the first Accounting Date) following notice to or discovery by the Servicer of a breach of any covenant of the Servicer that materially and adversely affects any Receivable, unless such breach is cured in all material respects, the Servicer shall, with respect to such Receivable (an "Administrative Receivable") purchase
                                            -------------------------
such Administrative Receivable from the Issuer at a price equal to the Administrative Purchase Payment. The Servicer shall pay the Administrative Purchase Payment as described in Section 2.10.
                                 ------------

     It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to any Interested Party or the Collateral Agent for any such uncured breach.

          (b) Upon receipt of the Administrative Purchase Payment with respect to a Receivable which is an Administrative Receivable, the Owner and the Collateral Agent shall each assign, without recourse, representation or warranty, to the Servicer (and shall take such other actions as the Servicer may reasonably request in writing to perfect or confirm such assignment) all of such Person's right, title and interest in, to and under (i) such Administrative Receivable and all monies due thereon and (ii) all Related Assets with respect to such Administrative Receivable, such assignment being an assignment outright and not for security. Upon the assignment of such Administrative Receivable described in the preceding sentence, the Servicer shall own such Administrative Receivable, and all such Related Assets, free of any further obligations to such Person with respect thereto. The Servicer shall contribute any Administrative Receivable that is a Retail Lease and its Related Assets to the General Interest in the Titling Trust (or to such other person as shall be designated by Harco Leasing).

     SECTION 2.09 Servicing Fee. In consideration for its services hereunder and
                  -------------
as compensation for expenses paid as contemplated by Section 2.10, the Servicer
                                                     ------------
shall be entitled to receive on each Distribution Date a servicing fee (the "Basic Servicing Fee") for the related Monthly Period equal to one-twelfth of 1%
 -------------------
(the "Basic Servicing Fee Rate") multiplied by the Aggregate Receivable Balance
      ------------------------
as of the last day of the prior Monthly Period. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee and any unpaid Basic Servicing Fees from all prior Distribution Dates (collectively, the "Total Servicing Fee")
                                                           -------------------
pursuant to Section 8.2(c) of the Indenture to the extent of funds available therefor. In addition, the Servicer will be entitled to receive any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "Supplemental Servicing Fee"). The Servicer shall retain all
                     --------------------------
Supplemental Servicing Fees and shall not be obligated to deposit them into the Collection Account.

     SECTION 2.10 Servicer Expenses. The Servicer shall be required to pay all
                  -----------------
expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Issuer, any trustees and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports and all other fees and expenses not expressly stated under this Agreement to be for the account of the Interested Parties or the Collateral Agent, but excluding federal, state and local income taxes, if any, of the Issuer or any Securityholder.

     SECTION 2.11 Deposits to Collection Account. The Servicer shall remit to
                  ------------------------------
the Indenture Trustee for deposit to the Collection Account all Collections it receives during each Monthly Period within two Business Days after receipt thereof. The Servicer shall remit to the Indenture Trustee for deposit (in immediately available funds) in the Collection Account the aggregate Administrative Purchase Payments with respect to Administrative Receivables to be purchased as of the last day of any Monthly Period on the Business Day immediately preceding the immediately succeeding Distribution Date.

     SECTION 2.12 Collections. In the event that:
                  -----------

          (a) NFC is the Servicer,

          (b) a Servicer Default shall not have occurred and be continuing, and

          (c) (i) the Servicer satisfies the requirements for monthly remittances of Collections established by each Rating Agency, and upon satisfaction of such requirements, each Rating Agency reaffirms the rating of the Notes at the level at which they would be rated if Collections were remitted within two Business Days of receipt,

          (ii) the short-term unsecured debt of the Servicer is rated at least A-1 by S&P and P-1 by Moody's, or

          (iii) a standby letter of credit has been issued by an Eligible Institution which, as of each date during the period that the Servicer is making monthly remittances of Collections, has an undrawn amount at least equal to 150% of all Scheduled Payments due in respect of the Receivables for the latest Monthly Period ended prior to the next succeeding Distribution Date (and the aggregate amount of unremitted Collections does not at any time exceed 90% of the undrawn amount of such letter of credit), (each, a "Monthly Remittance
                                                        ------------------
Condition")
---------

then, the Servicer shall not be required to deposit Collections into the Collection Account until the Business Day preceding the Distribution Date following the Monthly Period during which such Collections were received. Pending deposit into the Collection Account, Collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     SECTION 2.13 Application of Collections. For the purposes of this
                  --------------------------
Agreement, all Collections for the related Monthly Period with respect to each Receivable shall be applied by the Servicer as follows:

          (a) All payments by or on behalf of the Obligor or other collections on a Receivable (including Warranty Payments and Administrative Purchase Payments but excluding Supplemental Servicing Fees and Investment Earnings) shall be applied (i) first to reduce Outstanding Monthly Advances, if any, with
                     -----
respect to such Receivable, (ii) second, to the Scheduled Payment on such
                                 ------
Receivable for such Monthly Period, and (iii) third, the remainder shall
                                              -----
constitute, with respect to such Receivable, a Full Prepayment or Partial Prepayment; and

          (b) A Partial Prepayment made on a Receivable, if such a Receivable is a Retail Note, is applied to reduce the final Scheduled Payment and will thereafter, to the extent the Partial Prepayment exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment. The Rebate related to such Partial Prepayment will reduce the final Scheduled Payment and will thereafter, to the extent the

Rebate exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment.

     SECTION 2.14 Monthly Advances. Subject to the following sentence, as of
                  ----------------
each Accounting Date, if the payments received by the Servicer during the related Monthly Period by or on behalf of the Obligor on a Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidating Receivable) after application of such payments under Section 2.13(a) shall be
                                                     ---------------
less than the Scheduled Payment on such Receivable for such Monthly Period, whether as a result of any extension granted to the Obligor or otherwise, then the Servicer shall, subject to the following sentence, advance any such shortfall (such amount, a "Monthly Advance"). The Servicer shall be obligated to
                           ---------------
make a Monthly Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, shall determine that such advance shall be recoverable (in accordance with the two immediately following sentences) from subsequent collections or recoveries on such Receivable. Subject to Section 8.2 of the Indenture, the Servicer shall be reimbursed for unreimbursed Outstanding Monthly Advances with respect to a Receivable from the following sources with respect to such Receivable, in each case as set forth in this Agreement; (i) subsequent payments by or on behalf of the Obligor, (ii) Liquidation Proceeds,
(iii) the Administrative Purchase Payment and (iv) the Warranty Payment. At such time as the Servicer shall determine that Outstanding Monthly Advances with respect to any Receivable shall not be recoverable from payments with respect to such Receivable, the Servicer shall be reimbursed from any Collections made on other Receivables.

     SECTION 2.15 Additional Deposits. The Servicer shall deposit in the
                  -------------------
Collection Account the aggregate Monthly Advances pursuant to Section 2.14. The
                                                              ------------
Servicer and the Warranty Purchaser shall deposit in the Collection Account the aggregate Administrative Purchase Payments and Warranty Payments with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits with respect to a Monthly Period shall be made in immediately available funds on the Transfer Date with respect to the Distribution Date related to such Monthly Period.

     SECTION 2.16 Net Deposits. At any time that (i) NFC shall be the Servicer
                  ------------
and (ii) the Servicer shall be permitted by Section 2.12 of the Servicing Agreement to remit collections on a basis other than a daily basis, the Servicer, the Seller, the Issuer, and each Trustee may make any remittances pursuant to this Article II of the Servicing Agreement or Article VIII of the Indenture net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

     SECTION 2.17 Servicer's Certificate.
                  ----------------------

          (a) Not later than 10:00 a.m. (Chicago, Illinois time) on each Determination Date, the Servicer shall deliver to each Trustee and the Rating Agencies a Servicer's Certificate with respect to the immediately preceding Monthly Period executed by the President or any Vice

President of the Servicer containing all information necessary to each such party for making the calculations, withdrawals, deposits, transfers and distributions required by Sections 8.2, 8.10, 8.11 and 8.12 of the Indenture, and all information required to be provided to the Interested Parties under
Section 8.8 of the Indenture. Receivables to be purchased by the Servicer under
Section 2.08 hereof, by NFC pursuant to Section 5.04 of the Purchase Agreement or by NFRRC under Section 2.06 of the Pooling Agreement as of the last day of any Monthly Period shall be identified by Receivable number (as set forth in the Composite Schedule of Receivables). With respect to any Receivables for which
---------------------------------
the Seller is the Owner, the Servicer shall deliver to the Seller such accountings relating to such Receivables and the actions of the Servicer with respect thereto as the Seller may reasonably request.

          (b) On or before each Determination Date, with respect to the preceding Monthly Period and the related Distribution Date, the Servicer shall calculate the Total Available Amount, Collected Amount, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Principal Payment Amount, the Noteholders' Principal Distributable Amount and all other amounts required to determine the amounts to be deposited in or paid from each of the Collection Account, the Pre-Funding Account, the Negative Carry Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Account on the next succeeding Distribution Date and supply such information to the Issuer and the Indenture Trustee.

          (c) On the Closing Date (with respect to the remainder of calendar year 200 ) and thereafter, within 15 days prior to the end of each calendar year
        -
while this Agreement remains in effect (with respect to the next succeeding calendar year), the Servicer shall deliver to either the Indenture Trustee or the Owner Trustee, following receipt of a written request, an Officers' Certificate specifying the days on which banking institutions in Chicago, Illinois are authorized or obligated by law or executive order to be closed.

                                  ARTICLE III
                             STATEMENTS AND REPORTS

     SECTION 3.01 Annual Statement as to Compliance; Notice of Servicer Default;
                  -------------------------------------------------------------
Tax Reports.
-----------

          (a) The Servicer shall deliver to the Issuer, the Indenture Trustee and the Collateral Agent, on or before February 1 of each year, beginning with the first February 1 which is at least twelve months after the Closing Date, an officer's certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President or any Vice President of the Servicer, dated as of the immediately preceding October 31, stating that (i) a review of the activities of the Servicer during the Servicer's immediately preceding fiscal year (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the last day of the Servicer's immediately preceding fiscal year) and of its performance under this Agreement and the Titling Trust
Servicing

Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement and the Titling Trust Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder or Certificateholder by a request in writing to the Indenture Trustee or Issuer, respectively, addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, respectively.

          (b) The Servicer shall deliver to the Issuer, each Trustee, the Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section
                                                                        -------
7.01.
----

          (c) The Servicer shall furnish to the Issuer, each Trustee and the Rating Agencies, on or before February 1 of each year, beginning February 1, 200 , an officer's certificate signed by the Chairman of the Board, Vice
   -
Chairman of the Board, the President or any Vice President of the Servicer, dated as of the immediately preceding October 31, that discloses the existence of any vicarious tort liability claims relating to the Portfolio Assets on such date, if any, and the estimated or actual costs of any such claims.

          (d) The Servicer shall prepare and deliver to the Issuer and the Indenture Trustee the annual report described in Section 8.8(b) of the Indenture.

     SECTION 3.02 Annual Accountants' Report.
                  --------------------------

          (a) The Servicer shall cause a firm of independent accountants, who may also render other services to the Servicer or NFRRC, to deliver to the Issuer, each Trustee, the Collateral Agent and each Rating Agency, on or before
February 1 of each year, beginning with February 1,        with respect to the
                                                    ------
Servicer's immediately preceding fiscal year, (or, with respect to the first such report, such period as shall have elapsed from the Closing Date to the last day of the Servicer's immediately preceding fiscal year), a report (the "Accountants' Report") addressed to the board of directors of the Servicer, the
 -------------------
Issuer, and to each Trustee to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (i) was made in accordance with generally accepted auditing standards,
(ii) included tests relating to Receivables serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to
      -------
the servicing obligations set forth in this Agreement and the Titling Trust Servicing Agreement and (iii) except as described in the report, disclosed no exceptions or errors in the records relating to the Receivables serviced for others that, in the firm's opinion, paragraph four of the Program requires such firm to report.

          (b) The Accountants' Report shall also indicate that the firm is independent of NFRRC and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (c) A copy of the Accountant's Report may be obtained by any Noteholder or Certificateholder by a request in writing to the Indenture Trustee or the Issuer, addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, respectively.

     SECTION 3.03 Access to Certain Documentation and Information Regarding
                  ---------------------------------------------------------
Receivables. The Servicer shall provide to the Issuer, each Trustee and
-----------
Securityholders reasonable access to the Servicer's records regarding the Receivables owned by the Issuer. The Servicer shall provide such access to any Securityholder only in such cases where a Securityholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. Nothing in this Section 3.03 shall derogate from the obligation of the
                          ------------
Servicer to observe any applicable law prohibiting disclosure of information regarding Obligors, and the failure of the Servicer to provide access as provided in this Section 3.03 as a result of such obligation shall not
                 ------------
constitute a breach of this Section 3.03.
                            ------------

     SECTION 3.04 Maintenance of Composite Schedule of Receivables. The Servicer
                  ------------------------------------------------
shall maintain at all times a composite schedule (the "Composite Schedule of
                                                       ---------------------
Receivables") which shall list separately (i) all Retail Notes which are owned
-----------
by the Issuer and (ii) all Retail Leases which are allocated to the Series 200
                                                                              -
Portfolio Interest. The Composite Schedule of Receivables shall be updated to reflect all purchases of Receivables during the Funding Period by the Issuer and all sales of Receivables as a result of a Receivable becoming a Warranty Receivable or an Administrative Receivable. The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Collateral Agent (provided that the Servicer need deliver to the Collateral Agent just the portion of the Composite Schedule of Leases which lists Retail Leases) an updated Composite Schedule of Receivables on or before each Purchase Date and each Distribution Date.

     SECTION 3.05 Amendments to Composite Schedule of Receivables. If the
                  -----------------------------------------------
Servicer, during a Monthly Period, assigns to a Receivable an account number that differs from the account number previously identifying such Receivable on the Composite Schedule of Receivables, the Servicer shall amend the Composite Schedule of Receivables to report the newly assigned account number. Each Composite Schedule of Receivables delivered on a Distribution Date pursuant to
Section 3.04 shall list all new account numbers assigned to Receivables during
------------
such Monthly Period and shall show by cross reference the prior account numbers identifying such Receivables on the previously distributed Composite Schedule of Receivables.

     SECTION 3.06 Maintenance of Systems and Receivables List.
                  -------------------------------------------

          (a) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know the status of such

Receivable, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than 45 days prior thereto, and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect to such Receivable.

          (b) The Servicer shall maintain its computer systems so that the Servicer's master computer records (including any backup archives) that refer to any Receivable shall indicate clearly that the Receivable is owned by the Issuer and that such Receivable has been pledged by the Issuer to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased by Navistar Financial, purchased by the Servicer or become a Liquidating Receivable.

          (c) If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in truck, truck chassis, bus or trailer receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any of those restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee unless such Receivable has been paid in full, repurchased by Navistar Financial or purchased by the Servicer.

          (d) The Servicer will furnish to the Issuer and the Indenture Trustee at any time upon request a list of all Receivables then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Composite Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Owner Trust Estate. Upon request, the Servicer shall furnish a copy of any such list to the Seller.

          (e) The Servicer shall file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under the Pooling Agreement in the Receivables, the Series 2000 Portfolio Interest and the Series 2000 Portfolio
                            -                                       -
Certificate and the Indenture Trustee's security interest in the Receivables, the Series 200 Portfolio Interest and the Portfolio Certificate under the
              -
Indenture. The Servicer shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                                   ARTICLE IV
                                  THE CUSTODIAN

     SECTION 4.01 Custody of Receivable Files. To assure uniform quality in
                  ---------------------------
servicing the Receivables and to reduce administrative costs, the Owner of each Receivable hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act as agent of the Owner of each Receivable as custodian to maintain custody of the following documents or instruments with respect to such Receivable (as to each Receivable, the "Receivable File"), which will be hereby
                                        ---------------
constructively delivered to the Owner of the related Receivable and the Indenture Trustee:

          (a) the fully executed original of the Retail Note or Retail Lease, as the case may be;

          (b) documents evidencing or related to any related Insurance Policy;

          (c) if such Receivable is a Retail Note, where permitted by law, the original Certificate of Title (when received) and otherwise such documents, if any that NFC keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of NFC as first lienholder or secured party;

          (d) if such Receivable is a Retail Lease, the original Certificate of Title and such other documents that NFC is required to maintain pursuant to
Section 3.6 of the Titling Trust Servicing Agreement; and
-----------

          (e) any and all other documents that NFC, keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

     SECTION 4.02 Duties of Servicer as Custodian.
                  -------------------------------

          (a) The Servicer shall hold each Receivable File for the benefit of the Owner of the related Receivable and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable NFRRC, the Issuer and the Indenture Trustee to comply with their respective obligations under the Purchase Agreement and the Further Transfer and Servicing Agreements. Each Receivable shall be identified as such on the books and records of the Servicer to the extent the Servicer reasonably determines to be necessary to comply with the terms and conditions of the Purchase Agreement and, if applicable, the Further Transfer and Servicing Agreements. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to comparable [medium and heavy duty] truck, truck chassis, bus and trailer receivables that the Servicer services and holds for itself or others. The Servicer shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such manner as shall enable the Owner Trustee and the Indenture Trustee to verify the accuracy of the Servicer's inventory and record keeping. The Servicer shall promptly report to each Owner any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

          (b) The Servicer shall maintain each Receivable File at its principal office at 2850 West Golf Road, Rolling Meadows, Illinois 60008, or at such other office of the Servicer as shall from time to time be identified to the Owners and the Indenture Trustee upon 60 days' prior written notice. Subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Servicer and the limitations set forth in
Section 3.03 hereof and otherwise in the Basic Documents, the Servicer shall
------------
permit the Owners, the Indenture Trustee or their duly authorized representatives, attorneys or auditors to inspect the Receivable Files and the related accounts, records and computer systems maintained by the Servicer pursuant hereto at such times as such party may reasonably request.

          (c) In general, the Servicer shall attend to all nondiscretionary details in connection with maintaining custody of the Receivable Files. In addition, the Servicer shall assist the Owner Trustee generally in the preparation of routine reports to Securityholders, if any, or to regulatory bodies to the extent necessitated by the Servicer's custody of the Receivable Files.

     SECTION 4.03 Custodian's Indemnification. The Servicer as custodian shall
                  ---------------------------
indemnify the Issuer, the Indenture Trustee, the Collateral Agent, and the Noteholders and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer or the Indenture Trustee, any Noteholder or any of their officers, directors and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable
                      --------  -------
to the Issuer or the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person.

     SECTION 4.04 Effective Period and Termination. The Servicer's appointment
                  --------------------------------
as custodian with respect to a Receivable File hereunder shall become effective as of the related Purchase Date and shall continue in full force and effect until terminated pursuant to this Section 4.04. If the Servicer shall resign as
                                  ------------
Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section
                                                                        -------
VI, the appointment of such Servicer as custodian shall be terminated. Upon (i)
--
the repurchase of a Warranty Receivable by NFC pursuant to the Purchase Agreement, (ii) purchase of a Warranty Receivable by NFRRC pursuant to the Pooling Agreement or (iii) purchase of an Administrative Receivable by the Servicer pursuant to Section 2.08(a) of this Agreement, the Servicer shall
                     --------------
deliver the related Receivable File to or at the direction of the purchaser. Upon delivery of such Receivable File, the Servicer's obligations with respect to such Receivable File shall terminate.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SERVICER

     SECTION 5.01 Representations and Warranties of the Servicer. The Servicer
                  ----------------------------------------------
hereby represents and warrants to NFRRC and the Issuer that as of each Purchase
Date:

          (a) Organization and Good Standing. The Servicer has been duly
              ------------------------------
organized and is validly existing as a corporation, and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Receivables as provided in this Agreement and the Titling Trust Servicing Agreement.

          (b) Due qualification. The Servicer is duly qualified to do business
              -----------------
as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the Titling Trust Servicing Agreement) requires such qualification.

          (c) Power and Authority. The Servicer has the power and authority to
              -------------------
execute and deliver this Agreement, the Titling Trust Servicing Agreement and to perform its obligations hereunder and thereunder and the execution, delivery and performance by the Servicer of this Agreement and the Titling Trust Servicing Agreement have been duly authorized by all necessary corporate action on the part of the Servicer. Except as expressly contemplated in the Basic Documents, no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability against the Servicer of this Agreement and the Titling Trust Servicing Agreement.

          (d) Binding Obligation. This Agreement and the Titling Trust Servicing
              ------------------
Agreement each constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) No Violation. The execution and delivery of this Agreement and the
              ------------
Titling Trust Servicing Agreement by the Servicer and its performance of its obligations hereunder and thereunder will not violate any Requirement of Law or Contractual Obligation of the Servicer and will not result in, or require, the creation or imposition of any Lien on any of its property or assets pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Basic Documents.

          (f) No Proceedings. There are no actions, proceedings or, to the
              --------------
Servicer's knowledge, investigations pending or, to the Servicer's knowledge, threatened before any Governmental Authority (i) asserting the invalidity of this Agreement or the Titling Trust Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Titling Trust Servicing Agreement or the issuance of the Securities, or
(iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Servicer.

          (g) No Consent. Except as expressly contemplated by the Basic
              ----------
Documents, no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Servicer of this Agreement or the Titling Trust Servicing Agreement.

                                   ARTICLE VI
                                  THE SERVICER

     SECTION 6.01 Merger or Consolidation of, or Assumption of the Obligations
                  ------------------------------------------------------------
of, the Servicer. Any Person (a) into which the Servicer may be merged or
----------------
consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock or other interest of which is owned directly or indirectly by NIC and which is otherwise servicing NFC's receivables, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, notwithstanding anything in this Agreement to the contrary. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 6.01 to the Rating Agencies, the Owner
                            ------------
Trustee and the Indenture Trustee.

     SECTION 6.02 Limitation on Liability of Servicer and Others.
                  ----------------------------------------------

          (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer or any Noteholder, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or any other Further Transfer and Servicing Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer
          --------  -------
or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties or by reason of reckless disregard of obligations and duties under the Further Transfer and Servicing Agreements. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

          (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it
--------  -------
may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Securityholders under this Agreement and the Noteholders and (to the extent expressly provided therein) the Certificateholders under the Indenture and the interests of the Certificateholders under the Trust Agreement. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Servicer shall be entitled to be reimbursed therefor.

     SECTION 6.03 Delegation of Duties. So long as NFC acts as Servicer, the
                  --------------------
Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any Person more than 50% of the voting stock or other interest of which is owned, directly or indirectly, by NIC. The Servicer may at any time perform specific duties as Servicer through subservicers who are in the business of servicing [medium and heavy duty] truck, truck chassis, bus and trailer receivables; provided, however, that no such delegation shall relieve the
             --------  -------
Servicer of its responsibility with respect to such duties.

     SECTION 6.04 Servicer Not to Resign. Subject to the provisions of Section
                  ----------------------                               -------
7.02, the Servicer shall not resign from the obligations and duties imposed on
----
it by this Agreement or the Titling Trust Servicing Agreement as Servicer except upon determination that the performance of its duties under this Agreement or the Titling Trust Servicing Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.
                                   ------------

     SECTION 6.05 Servicer Indemnification of the Indenture Trustee and the
                  ---------------------------------------------------------
Owner Trustee.
-------------

          (a) The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

          (i) The Servicer shall defend, indemnify and hold harmless the Indenture Trustee, the Owner Trustee, the Issuer, the Collateral Agent and the Interested Parties from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

          (ii) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and the Pooling

Agreement, including any sales, gross receipts, general corporation, Illinois corporate income, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Owner Trustee or the issuance and original sale of the Securities, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Securities, or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;

          (iii) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Interested Parties from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Person through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement and any other Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties under any of the Transfer and Servicing Agreements; and

          (iv) The Servicer (other than the Indenture Trustee in its capacity as successor Servicer pursuant to Section 7.03 hereof) shall indemnify, defend and hold harmless each Trustee and their respective agents, officers, directors and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee's performance of its duties under the Basic Documents, (y) in the case of the Indenture Trustee, the Owner Trustee's performance of its duties under the Basic Documents or (z) the acceptance, administration or performance by, or action or inaction of, the applicable Trustee of the trusts and duties contained in this Agreement, the Basic Documents, the Indenture (in the case of the Indenture Trustee), including the administration of the Collateral, and the Trust Agreement (in the case of the Owner Trustee), including the administration of the Owner Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee's breach of any of its representations or warranties in Section 6.13 of the Indenture or (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee's breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement.

          (b) Indemnification under this Section 6.05 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 7.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

                                  ARTICLE VII
                                     DEFAULT

     SECTION 7.01 Servicer Defaults. Each of the following shall constitute a
                  -----------------
"Servicer Default":
 ----------------

          (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or to the Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, in each case which failure continues unremedied for five Business Days after the earlier of written notice from the applicable Trustee, is received by the Servicer or discovery of such failure by an officer of the Servicer;

          (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, the Titling Trust Servicing Agreement or any other Basic Documents which failure materially and adversely affects the rights of the Securityholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by either Trustee or (B) to the Servicer and to either Trustee by the holders of not less than 25% of the Outstanding Amount of the Controlling Class;

          (c) any representation, warranty or certification made by the Servicer pursuant to this Agreement , the Titling Trust Servicing Agreement or any other Basic Documents shall prove to have been incorrect in any material respect when made, and if the consequences of such representation, warranty or certification being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after the Servicer first becomes aware or is advised that such representation, warranty or certification was incorrect in a material respect; and

          (d) the occurrence of an Insolvency Event with respect to the Servicer.

     SECTION 7.02 Consequences of a Servicer Default. If a Servicer Default
                  ----------------------------------
shall occur and be continuing, the Indenture Trustee or holders of Securities evidencing not less than a majority of the Outstanding Amount of the Controlling Class may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, terminate all the rights and obligations of the Servicer hereunder, under the Titling Trust Servicing Agreement, and under all sub-servicing agreements whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under this Agreement and the Titling Trust Servicing Agreement and will be entitled to similar compensation arrangements. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement and the Titling Trust Servicing Agreement, whether with respect to the Receivables or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.02. Upon
                                                           ------------
the receipt of such notice, the Servicer's appointment as custodian shall be terminated and, upon instruction from the Indenture Trustee, the Servicer shall release any

Receivable File to the Indenture Trustee, or its respective agent or assignee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an officer of the Indenture Trustee. The Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer agrees to cooperate with either Trustee or the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement and the Titling Trust Servicing Agreement, including the transfer to either Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Collection Account, the Negative Carry Account, the Pre-Funding Account, the Reserve Account, the Note Distribution Account or the Certificate Distribution Account or thereafter received that shall at any time be held with respect to the Receivables by the Servicer.

     SECTION 7.03 Indenture Trustee to Act; Appointment of Successor. On and
                  --------------------------------------------------
after the time the Servicer receives a notice of termination pursuant to Section
                                                                         -------
7.02, the Indenture Trustee shall be the successor in all respects to the
----
Servicer in its capacity as servicer under this Agreement and the Titling Trust Servicing Agreement and the transactions set forth or provided for in this Agreement and the Titling Trust Servicing Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement and the Titling Trust Servicing Agreement; provided, however, that the predecessor
                                   --------  -------
Servicer shall remain liable for, and the successor Servicer shall have no liability for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor Servicer was the Servicer; and provided, further, that NFC shall
                                           --------  -------
remain liable for all such indemnification obligations of the Servicer without regard to whether it is still Servicer hereunder. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given including, but not limited to, the Total Servicing Fee and Supplemental Servicing Fees and shall be entitled to Investment Earnings as set forth in Section 2.02(b) hereof. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $100,000,000 and (ii) whose regular business includes the servicing of receivables of the type included in the Collateral, as the successor to the Servicer under this Agreement and the Titling Trust Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement and the Titling Trust Servicing Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that
--------  -------
permitted the Servicer under this Agreement and the Titling Trust Servicing

Agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04 Notification to Securityholders. Upon any termination of, or
                  -------------------------------
appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Rating Agencies and the Owner Trustee shall give prompt written notice thereof to the Certificateholders.

     SECTION 7.05 Repayment of Advances. If a successor Servicer shall be
                  ---------------------
appointed, the predecessor Servicer shall be entitled to receive, to the extent of available funds, reimbursement for Outstanding Monthly Advances pursuant to
Section 2.14 in the manner specified in Section 8.2 of the Indenture with respect to all Monthly Advances made by such predecessor Servicer. The successor Servicer shall not be entitled to reimbursement for Monthly Advances made by the predecessor Servicer.

     SECTION 7.06 Waiver of Past Defaults. The Indenture Trustee, at the
                  -----------------------
direction of the holders of not less than a majority of the Outstanding Amount of the Controlling Class, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Designated Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Servicer shall give written notice of each such waiver to the Rating Agencies.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.01 Amendment. This Agreement may be amended from time to time
                  ---------
(subject to any expressly applicable amendment provision of the Further Transfer and Servicing Agreements) by a written amendment duly executed and delivered by the parties hereto; provided, however, that this Agreement may not be amended
                    --------  -------
unless such amendment is in accordance with the provisions of Section 5.01 of the Pooling Agreement as if such Section 5.01 were contained herein and were applicable to this Agreement. Prior to the execution of any such amendment, the Servicer shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

     SECTION 8.02 Termination. The respective obligations and responsibilities
                  -----------
of the parties hereto pursuant to this Agreement shall terminate upon the earlier of:

          (a) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables or

          (b) the termination of the Pooling Agreement pursuant to Section 4.02 thereof.

     SECTION 8.03 Notices. All notices, requests and demands to NFRRC, the
                  -------
Servicer, either Trustee or Rating Agencies under this Agreement shall be delivered as specified in Appendix B to the Pooling Agreement.

     SECTION 8.04 Governing Law. All questions concerning the construction,
                  -------------
validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     SECTION 8.05 Severability. Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.06 Assignment. Except to the extent permitted by Article VI or as
                  ----------                                    ----------
required by Article VII, the Servicer may not assign its rights or delegate its
            -----------
obligations hereunder or under the Titling Trust Servicing Agreement. The Servicer acknowledges that the Issuer shall assign all of its rights, title and interest in this Agreement to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture. The Servicer agrees that the Indenture Trustee, to the extent provided in the Indenture, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of Issuer directly against the Servicer. Until the satisfaction and discharge of all obligations of the Issuer, the Servicer further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Indenture Trustee given in accordance with the Indenture. The Indenture Trustee shall have the rights of a third-party beneficiary under this Agreement. The Servicer shall deliver copies of all statements, reports, Opinions of Counsel, notices, requests, demands and other documents to be delivered by the Servicer to Issuer pursuant to the terms hereof to the Indenture Trustee.

     SECTION 8.07 Successors and Assigns. This Agreement shall inure to the
                  ----------------------
benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Except as otherwise provided in Section 6.02
                                                                  ------------
or in this Article VIII, no other Person shall have any right or obligation
           ------------
hereunder.

     SECTION 8.08 Counterparts. This Agreement may be executed by the parties
                  ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 8.09 Headings and Cross-References. The various headings in this
                  -----------------------------
Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

     SECTION 8.10 No Petition Covenants. Notwithstanding any prior termination
                  ---------------------
of this Agreement, the Servicer shall not, prior to the date which is one year and one day after payment in full of all obligations and the final distribution with respect to the Securities to the Note Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause the Issuer or NFRRC to invoke or join any other Person in instituting the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or NFRRC any bankruptcy, reorganization, arrangement, insolvency, liquidation proceeding, or similar law of the United States or any state of the United States.

                                  [END OF PAGE]
                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                     NAVISTAR FINANCIAL CORPORATION,
                     as Servicer


                     By:
                        -------------------------------------------------------
                     Name:
                     Title:


                     NAVISTAR FINANCIAL RETAIL
                     RECEIVABLES CORPORATION


                     By:
                        --------------------------------------------------------
                     Name:
                     Title:


                     HARCO LEASING COMPANY, INC.


                     By:
                        --------------------------------------------------------
                     Name:
                     Title:


                     THE BANK OF NEW YORK
                     not in its individual capacity, but solely as Collateral Agent


                     By:
                        --------------------------------------------------------
                     Name:
                     Title:


                     BANK ONE, NATIONAL ASSOCIATION
                     not in its individual capacity, but solely as Portfolio Trustee


                     By:
                        --------------------------------------------------------
                     Name:
                     Title:

                     NAVISTAR FINANCIAL 200  OWNER TRUST
                                           -


                     By:
                        --------------------------------------------------------
                     not in its individual capacity, but solely as Owner Trustee


                     [NAME OF INDENTURE TRUSTEE]
                     not in its individual capacity, but solely as Indenture Trustee


                     By:
                        --------------------------------------------------------
                     Name:
                     Title:


                     The Indenture Trustee, in its role as Securities Intermediary, hereby acknowledges its undertaking as set forth in Section 2.02


                     By:
                        --------------------------------------------------------
                     Name:
                     Title: